Exhibit 99.1

2 ©2020 Weatherford International plc. All rights reserved.

3 ©2020 Weatherford International plc. All rights reserved.

4 ©2020 Weatherford International plc. All rights reserved.

5 ©2020 Weatherford International plc. All rights reserved.

6 ƒ ƒ – – – – ©2020 Weatherford International plc. All rights reserved.

7 ©2020 Weatherford International plc. All rights reserved.

8 ƒ ©2020 Weatherford International plc. All rights reserved.

9 ƒ  ƒ  Oil Fields  Gas Fields Confirmed COVID-19 Cases  ©2020 Weatherford International plc. All rights reserved.

10 ƒ ©2020 Weatherford International plc. All rights reserved.

11 ©2020 Weatherford International plc. All rights reserved.

12 ©2020 Weatherford International plc. All rights reserved.

13 ©2020 Weatherford International plc. All rights reserved.

14 ©2020 Weatherford International plc. All rights reserved.

15 ƒ – – ƒ – – – ƒ ƒ ƒ ©2020 Weatherford International plc. All rights reserved.

16 ƒ Δ Δ ƒ ƒ ƒ ƒ    ©2020 Weatherford International plc. All rights reserved.

17 WFT SLB HAL BKR WFT SLB HAL BKR WFT SLB HAL BKR ©2020 Weatherford International plc. All rights reserved.

18 x x x x x x x x x x x x x x x x x x x x x x x x x x x x ©2020 Weatherford International plc. All rights reserved.

19 ©2020 Weatherford International plc. All rights reserved.

20 ©2020 Weatherford International plc. All rights reserved.

21 ƒ 1 1 ©2020 Weatherford International plc. All rights reserved.

22 ƒ ƒ ƒ ƒ ƒ ƒ ©2020 Weatherford International plc. All rights reserved.

23 ©2020 Weatherford International plc. All rights reserved.

24 • • • • ©2020 Weatherford International plc. All rights reserved.

25 ƒ – – ƒ ƒ ƒ ©2020 Weatherford International plc. All rights reserved.

26 ©2020 Weatherford International plc. All rights reserved.

Privileged and Confidential

Exhibit 99.1

WEATHERFORD

NOTEHOLDER DISCUSSION MATERIALS

Houston, TX

May 4, 2020



DISCLAIMER

This presentation contains projections and forward looking statements concerning, among other things, Weatherford's, prospects for its operations and expectations regarding future financial results which are subject to certain risks, uncertainties and assumptions. These risks and uncertainties, which are more fully described in Weatherford International plc's reports and registration statements filed with the SEC, include but are not limited to Weatherford's preparedness for and response to the COVID-19 pandemic and the impact of logistical issues and business interruptions associated with COVID-19 on Weatherford and its customers and suppliers, the macroeconomic outlook for the oil and gas industry, commodity prices and demand for our goods and services. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary materially from those currently anticipated. This presentation includes non GAAP financial measures which we believe provide users of our financial information with additional meaningful comparisons between current results and results of prior periods as well as comparisons with peer companies. The non GAAP amounts should not be considered as substitutes for operating income, provision for income taxes, net income or other data prepared and reported in accordance with GAAP, but should be viewed in addition to the Company's reported results prepared in accordance with GAAP. All financial results in this presentation are unaudited.

©2020 Weatherford International plc. All rights reserved.

TODAY'S SPEAKERS



Mark McCollum
President, CEO



Karl Blanchard
COO



Christian Garcia
CFO



Christina Ibrahim
General Counsel, Compliance

©2020 Weatherford International plc. All rights reserved.

TODAY'S AGENDA

I	Introduction	5
II	Recent Events and Market Update	7
III	Weatherford Update and Current Position	14
IV	Capital Structure Discussion	19

©2020 Weatherford International plc. All rights reserved.

INTRODUCTION

©2020 Weatherford International plc. All rights reserved.

PURPOSE AND DESIRED OUTCOME

Given current market conditions, Weatherford International ("Weatherford" or the "Company") is seeking to address its current capital structure to withstand the current environment and create long term value

- Objective is to protect and maximize value amidst energy crisis
- The desired outcome from the Company's perspective would involve:

1. Ensure sufficient liquidity runway in the medium-term
2. Expand equity base to increase flexibility
3. Position Weatherford to actively participate in consolidation
4. Minimize costs and time of execution

©2020 Weatherford International plc. All rights reserved.

RECENT EVENTS AND MARKET UPDATE

©2020 Weatherford International plc. All rights reserved.

THE ENVIRONMENT HAS CHANGED

The market is projected to be much lower than during Weatherford's bankruptcy

- Sequence: demand recovery, storage reductions, oil price, activity levels, service pricing

Commodity Spot[1] and Strip Pricing: 2018 – 2025


$/bbl
$90
75
60
45
30
15
WFT Enters Chapter 11: 7/01/19
Brent Price : $59.09
WFT Exits Chapter 11: 12/14/19
Brent Price: $69.07
Change:
(70%)
Brent Price: 4/23/20- $21.33
Brent Price: 12/31/25- $49.70
Jan' 18
Aug' 19
Mar' 21
Oct' 22
May' 24
Dec' 25
Brent - Spot
Brent - Strip
Strip Price Enter Chapter 11
Strip Price Exit Chapter 11

Source: *FactSet and Wall Street research.*
Note: Market data as of 4/23/20.
1 Represents spot pricing through 4/23/20.

©2020 Weatherford International plc. All rights reserved.

DEMAND SHOCK FROM THE COVID-19 GLOBAL PANDEMIC

As the crisis continues, demand declined substantially, leading to lower prices and shut-ins

COVID-19 Impact on Oil and Gas Producing Countries

- Global oil demand expected to further decline in 2020 as COVID-19 restricts travel and broader economic activity
  - Estimates of 20-35% of total production
- The world's oil storage is nearly at capacity:
  - WTI pricing severely impacted - pricing turned negative for the first time ever
  - Volatility will persist over the near-term until supply/demand rebalanced (FY21)
  - Commodity prices and service activity severely pressured

COVID-19 Impact on Oil and Gas Producing Countries


Oil Fields
Gas Fields
Confirmed COVID-19 Cases
>3 bn people impacted globally

Global Demand Impact from COVID-19 is Expected to Exceed 20 MMbbl/d


Kb/d Demand Impact from Covid19
-
(5,000)
(10,000)
(15,000)
(20,000)
(25,000)
Jan
Feb
Mar
Apr
May
Jun
Jul
Aug
Sep
Oct
Nov
Dec
Demand Destruction:
Q2'20: ~30 MMbbl/d
FY'20: ~15 MMbbl/d
OECD (kb/d)
China (kb/d)
Other EM (kb/d)
Jet
Total

10 MMbbl/d Cut Not Enough to Rebalance Near-Term Market


Supply and Inventory Changes Required to Offset Covin-19 Demand Impact (kb/d)3
3,000
2,000
1,000
-
(1,000)
(2,000)
(3,000)
(4,000)
(5,000)
Jan-20
Feb-20
Mar-20
Apr-20
May-20
Jun-20
Jul-20
Aug-20
Sep-20
Oct-20
Nov-20
Dec-20
Persistent Shutins
Required Shutins
Core OPEC, Russia
RoW (excl. Shut-ins)

Source: *Wood Mackenzie and Wall Street research.*

©2020 Weatherford International plc. All rights reserved.

SUBSTANTIAL CAPEX REVISIONS BY MAJORS AND NOC'S

Over 25% or $41.0 bn of 2020E capex reductions announced by Majors and NOC's

- Many customers including Majors and NOC's reducing activity, asking for price reductions and extension of payment terms

2020E Capital Budget Reductions


ExxonMobil
Saudi Aramco
Chevron
bp
Eni
TOTAL
ecopetrol
equinor
(10%)
(20%)
(30%)
(40%)
(34%)
(27%)
(25%)
(25%)
(24%)
(20%)
(19%)
(19%)
(18%)
Represents Top 15 Global WFT Customer

Source: Company filings and Wood Mackenzie.

Note: All dollar amounts converted to USD at the exchange rate as of the date of the respective announcement.

©2020 Weatherford International plc. All rights reserved.

AND MORE BY U.S. INDEPENDENTS

Over 35% or $22.0 bn of 2020E capex reductions announced by U.S. Independents

2020E Capital Budget Reductions


California Resources [1]
Extraction
Earthstone Energy
Cimarex
QEP [2]
Continental
Marathon
Murphy Oil
Pioneer
Devon
PDC
Noble
Oxy
Diamondback
Parsley
SilverBow
Berry
Centennial
Laredo
ConocoPhillips
W&T Offshore
Matador [3]
EOG
Apache
Denbury
Hess
Concho
Goodrich
Whiting
WPX
Talos
Callon
Kosmos
Ovintiv (Encana) [4]
Range Resources
EQT
(20%)
(40%)
(60%)
(80%)
(100%)
Unspecified [1]
(70%)
(66%)
(56%)
(53%)
(50%)
(45%) (45%) (45%) (44%) (42%) (42%) (42%) (41%) (41%) (39%) (39%) (39%) (36%) (36%) (36%) (33%)
(29%) (28%) (26%) (25%) (25%) (25%) (24%) (23%) (23%) (20%) (19%) (19%)
(14%)
(5%)
Represents Top 15 U.S. WFT Customer

Source: *Wood Mackenzie, FactSet and Company filings.*

1. CRC announced it is reducing its capital investment to a level that maintains the mechanical integrity of its facilities and has effectively ceased investment in its internally funded field development and growth projects.
2. Represents minimum 2020E and 2021E aggregate reduction in capital expenditures.
3. Based on Wood Mackenzie estimates resulting from management-reported activity update.
4. Represents Q2 2020E capital budget reductions, with potential for further guidance revisions to come.

©2020 Weatherford International plc. All rights reserved.

GLOBAL RIG COUNT & D&C SPENDING

($ in billions)

Rig count is falling quickly resulting in significant reductions to D&C spending; oilfield activity expected to lag price recovery


Average Quarterly International Rig Count vs. D&C Spending
D&C Spending
Q-o-Q Spending Decline
Rig Count
$30
24
18
12
6
-
1,100
1,000
900
800
700
(7%)
(2%)
(15%)
Q4'19 to Q4'20
(5%)
(1%)
Q1'19
Q2'19
Q3'19
Q4'19
Q1'20
Q2'20
Q3'20
Q4'20
International D&C Spending ($ bn)
International Rig Count


Average Quarterly NAM Rig Count vs. D&C Spending
D&C Spending
Q-o-Q Spending Decline
Rig Count
$50
40
30
20
10
-
1,600
1,200
800
400
-
(15%)
(71%)
Q4'19 to Q4'20
(46%)
(40%)
(7%)
Q1'19
Q2'19
Q3'19
Q4'19
Q1'20
Q2'20
Q3'20
Q4'20
NAM D&C Spending ($ bn)
NAM Rig Count

Source: *Spears and Wall Street research.*

©2020 Weatherford International plc. All rights reserved.

GLOBAL RIG COUNT & OIL PRICES

Activity expected to remain depressed through at least the end of 2021

International Rig Count vs. Brent


Brent Price
$90
75
60
45
30
15
-
International Rig Count
Brent Price
(14%)
'19 to '21
Rig Count
1,100
1,000
900
800
700
2018
2019
2020E
2021E

NAM Rig Count vs. WTI


WTI Price
$90
75
60
45
30
15
-
NAM Rig Count
WTI Price
(61%)
'19 to '21
Rig Count
1,600
1,200
800
400
-
2018
2019
2020E
2021E

Source: *Spears and Wall Street research.*
Note: Commodity prices represent spot or strip pricing on last trading day of respective year.

©2020 Weatherford International plc. All rights reserved.

WEATHERFORD UPDATE AND CURRENT POSITION

©2020 Weatherford International plc. All rights reserved.

COMPANY IMPACTED FROM ENERGY CRISIS

- Weatherford was performing to plan since emergence
  - Delivered strong Q1, particularly in margins, despite soft market
  - Expectations for strong performance in 2020 before impact of supply/demand shocks
- Crisis impacting all with no quick rebound
  - Spending expected to fall further in 2021
  - Demand must recover first
  - International lags
- Rapidly reducing costs and capital
- Current debt level hindering competitive position and placing burden on valuation
- Significant steps taken but external assistance required

©2020 Weatherford International plc. All rights reserved.

Privileged and Confidential

Q1'20 EARNINGS UPDATE

($ in millions)

Q1'20 Earnings Highlights

- Profitability increasing despite declining revenues in current environment
- EBITDA margin improved by over ~500 bps compared to Q1'19
- Continued cost take-outs and ~35% capex reduction (vs. Q1'19)
- Free cash flow neutral compared to cash flow burn of $282 mm in Q1'19
- Ongoing commercial success, including:
  - $220 million contract with ADNOC for directional drilling
  - Contract extension in Mexico to provide integrated services
  - Significant contract for ultra-deepwater valves with Petrobras

Preliminary Q1'20 Earnings Results

	Q1'20	Q4'19	Q1'19	QoQ Δ	YoY Δ
Revenue	**$1,215**	$1,246	$1,346	(2%)	(10%)
EBITDA[1]	**$179**	$155	$128	15%	40%
EBITDA Margin	***15%***	*12%*	*10%*	*+229 bps*	*+522 bps*
Capex	**$38**	$93	$59	(59%)	(35%)
Free Cash Flow	**($2)**	($96)	($282)	–	–

Preliminary Revenue by Geography

NAM	**$348**	**$365**	**$451**	**(5%)**	**(23%)**
International	**$852**	**$857**	**$837**	**(1%)**	**2%**
LAM	$240	$255	$257	(6%)	(7%)
MENA/Asia	$389	$363	$356	7%	9%
EU/SSA/Russia	$223	$238	$223	(6%)	0%
Divestitures[2]	**$15**	**$24**	**$58**	–	–
Total Revenue	**$1,215**	**$1,246**	**$1,346**	**(2%)**	**(10%)**

Latest financials

Source: Company filings.
* The Company is not providing any guidance concerning EBITDA.
1 Excludes burden of stock-based compensation.
2 Includes Labs, Surface Logging and Land Rigs.

©2020 Weatherford International plc. All rights reserved.

Q1'20 RESULTS: WFT VERSUS PEERS

($ in millions)

Weatherford's Q1'20 performance was also strong relative to its peers, with EBITDA margins increasing by over ~**500 bps** vs. peer average decline of ~**100 bps** compared to Q1'19

Revenue Change (Q1'20 vs. Q4'19 & Q1'19)

Outperformed on a sequential basis


vs. Q4'19
(2%)
(9%)
(3%)
(15%)
WFT
SLB
HAL
BKR
vs. Q1'19
(10%)
(5%)
(12%)
(3%)
WFT
SLB
HAL
BKR

EBITDA Change (Q1'20 vs. Q4'19 & Q1'19)

WFT profitability improved while peers' contracted


vs. Q4'19
15%
(18%)
(7%)
(34%)
WFT
SLB
HAL
BKR
vs. Q1'19
40%
(13%)
1%
(4%)
WFT
SLB
HAL
BKR

EBITDA Margins

Tightened margin difference


15%
18%
17%
11%
WFT
SLB
HAL
BKR
Q1'20
12%
20%
18%
14%
WFT
SLB
HAL
BKR
Q4'19
10%
20%
15%
11%
WFT
SLB
HAL
BKR
Q1'19

Free Cash Flow

Peer free cash flow declining sequentially


($96)
($2)
WFT
$1,453
$179
SLB
$827
$12
HAL
$1,053
$153
BKR
Q4'19
Q1'20

Source: *Company filings.*

Note: Weatherford Q1'20 financials are preliminary and subject to change.

©2020 Weatherford International plc. All rights reserved.

SELF-HELP MEASURES

	1 Personnel	2 Global Organizational Structure	3 Manufacturing & Supply Chain	4 US Operations	5 International Operations
Summary	• Headcount and hiring • Compensation cuts	• Simplifying organization • Increasing accountability	• Closing and combining facilities • Lowering capex	• Reducing size and cost • Managing client risk	• Adjusting Strategies
Steps Taken	• Reducing headcount: 38% for North America and 25% for global support • Temporary 20% reduction to management salaries and Board cash retainer • Temporary 20% pay cuts for US and certain international personnel • Furloughing employees • Freezing hiring • Travel restrictions	• Collapsing Geo-Zones • Collapsing Product Line structure • Merging Supply Chain and Manufacturing	• Scrub and eliminate orders • Additional facility consolidation • Reducing capital expenditures for 2020 to $100-150 million from $270 million in 2019	• Accelerating facility closures with a reduction of ~30% YTD and plans for additional closures going forward • 401(k) match suspended • Overtime capped • Refocusing certain product lines on select basins • Reducing exposure to high-risk customers	• Exiting certain higher risk countries • Pivoting to product only sales in select countries

©2020 Weatherford International plc. All rights reserved.

CAPITAL STRUCTURE DISCUSSION

©2020 Weatherford International plc. All rights reserved.

CAPITAL STRUCTURE OVERHANG

($ in millions)

Interest consumes a significant portion of EBITDA, particularly when compared to peers

Consensus 2020E Interest as a % of EBITDA


59%
27%
26%
18%
14%
11%
NA
NA
Weatherford
HALLIBURTON
Apergy
NOV
Schlumberger
Baker Hughes
Cactus
FRANK'S INTERNATIONAL

Memo:	Weatherford	Halliburton	Apergy	NOV	Schlumberger	Baker Hughes	Cactus	Frank's International
Consensus '20 EBITDA	$391[1]	$2,014	$131	$505	$3,728	$2,195	$105	$39
Bond Price[2]	70%	98%	86%	93%	100%	100%	NA	NA
YTW	21.6%	4.2%	9.5%	5.6%	3.4%	2.7%	NA	NA

Source: *FactSet and Wall Street research.*
Note: Market data as of 4/23/20.
1 WFT Consensus estimates reflect limited broker coverage and estimates released since March 19th, 2020.
2 Represents nearest dated unsecured note.

©2020 Weatherford International plc. All rights reserved.

VALUATION DISCOUNT

Weatherford's capital structure, and the resulting overhang, have led it to trade at a significant discount

- Negative impact to valuation, restricts access to capital and limits ability to participate in consolidation

EV/19E Consensus EBITDA – Book Value of Debt in Enterprise Value



6.8x
5.9x
5.8x
5.6x
4.9x
4.8x
4.4x
3.4x
MV. Debt[2] 2.2x
NOV
FRANK'S INTERNATIONAL
Baker Hughes
Schlumberger
Apergy
Cactus
HALLIBURTON
Weatherford[1]

EV/20E Consensus EBITDA – Book Value of Debt in Enterprise Value



11.9x
10.3x
9.9x
9.3x
8.6x
8.0x
8.0x
4.7x
MV. Debt[2] 3.1x
NOV
Cactus
Schlumberger
Apergy
FRANK'S INTERNATIONAL
Baker Hughes
HALLIBURTON
Weatherford[1]

Source: *FactSet and Wall Street research.*
Note: Market data as of 4/23/20.
1 WFT Consensus estimates reflect limited broker coverage and estimates released since March 19th, 2020.
2 Enterprise value calculated using market value of debt.

©2020 Weatherford International plc. All rights reserved.

CREATING VALUE THROUGH STRATEGIC CONSOLIDATION

- Expect energy sector consolidation
- Suppliers, including Weatherford, will need to be larger
- Appealing to customers and capital providers
- Significant synergies available
- Debt levels hinder participation
- Leaders created through consolidation during downturns

©2020 Weatherford International plc. All rights reserved.

PEER ESTIMATE OVERVIEW

($ in millions)

Consensus estimates have been reduced substantially and are expected to fall further in 2021

Peer Estimate Overview

	Weatherford	Schlumberger		Halliburton		Baker Hughes	
Consensus Estimates	2020	2020	2021	2020	2021	2020	2021
Consolidated Revenue	$3,984[1]	$23,921	$21,890	$15,773	$13,526	$20,120	$20,093
Indexed to 2019	*(24%)*	*(27%)*	*(33%)*	*(30%)*	*(40%)*	*(16%)*	*(16%)*
EBITDA[2]	$391[1]	$3,728	$3,164	$2,014	$1,651	$2,195	$2,210
EBITDA as of 1/16/20[3]	$630	$6,483	$6,835	$3,669	$3,990	$3,443	$3,959
% Change vs. Current	*(38%)*	*(43%)*	*(54%)*	*(45%)*	*(59%)*	*(36%)*	*(44%)*

Source: *FactSet and Wall Street research.*
Note: Market data as of 4/23/20.
1 WFT Consensus estimates reflect limited broker coverage and estimates released since March 19th, 2020.
2 Estimates released since March 8th, 2020.
3 1/16/20 is the day before start of 4Q earnings season.

©2020 Weatherford International plc. All rights reserved.

LIQUIDITY POSITION

($ in millions)

Q1'20 Cash Position


$800
600
400
200
-
$764
$232
$532
Cash Balance 3/31/20
Restricted & Trapped Cash
Available Cash

Q2'20 & 2020 Estimated Payments

Estimated Payments	Q2'20	FY'20
Cash Taxes	$20	$90-100
Cash Interest	$110	$225
Capex	$50	$100-150
Restructuring and Other (FX, LC fees, D&O, etc.)	$50	$150-200
Total Cash Outflows	**$230**	**$565-675**

- **Minimum Cash to Operate Business: $250 million**

Credit Agreement Considerations

- **ABL Excess Availability Trigger**
- **Fixed Charge Coverage Covenant**
- **LC Facility Minimum Liquidity[1]**

Source: FactSet and Company filings.

1 Minimum liquidity calculated as the sum of (i) ABL Excess Availability and (ii) unrestricted cash at the loan parties.

©2020 Weatherford International plc All rights reserved.

A PATH TO MAXIMIZING VALUE

Weatherford is disadvantaged in this shrinking market with an over-leveraged balance sheet and no access to additional capital

- Current environment has created unprecedented challenges and severely impacted the Company's ability to predict cash flow or the "bottom"
  - Liquidity is finite and expected to decline
  - No ability to explore or engage in strategic conversations
- Even with significant self-help measures, Weatherford is expected to be cash flow negative after debt service – it is just a matter of to what degree
- Primary competitors are much larger and investment grade
- Value in participating in strategic consolidation

©2020 Weatherford International plc. All rights reserved.

EXPLORING POTENTIAL ALTERNATIVES

Weatherford is proactively preserving cash, seeking to reduce debt, increasing flexibility around strategic opportunities and maximizing value for stakeholders

©2020 Weatherford International plc. All rights reserved.